Callaway Golf Company To Present At The B. Riley FBR Investor Conference In Beverly Hills, California

CARLSBAD, Calif., May 21, 2019 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) announced today that it will be presenting at the B. Riley FBR Investor Conference in Beverly Hills, California on Wednesday, May 22, 2019.

The Company's presentation materials can be accessed through the Investor Relations section of the Company's website at http://ir.callawaygolf.com.

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information, please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:
Brian Lynch
Patrick Burke
(760) 931-1771